Exhibit 4.50

Power of Attorney

The stockholders of Beijing Perfect World Digital Technology Co., Ltd., Yufeng Chi (ID No.: ***) and Xiaoxi Yang (ID No.: ***) (together hereinafter referred to as the “Authorizer”) hereby irrevocably authorize Beijing Perfect World Game Software Co., Ltd. (Registration No.: 110000450147239) as the Authorized to exercise the following rights within the valid period of this Power of Attorney:

To authorize the Authorized to fully and completely represent the Authorizer to act as the stockholder of Beijing Perfect World Digital Technology Co., Ltd. to enjoy all the rights of stockholders in accordance with laws and articles of association, including but not limited to propose to convene the general meeting of stockholders, receive any notice about convening and standing orders of the general meeting of stockholders, attend the general meeting of stockholders of Beijing Perfect World Digital Technology Co., Ltd. and exercise all voting rights (as the authorized representative of the Authorizer to designate and appoint the directors, general manager, chief financial officer and other senior managers and to arrange the dividend distribution and other issues), sell or transfer all or part of the Authorizer’s equity in Beijing Perfect World Digital Technology Co., Ltd..

The Authorized is entitled to designate a candidate appointed by its board of directors to exercise the rights authorized by the Authorizer in accordance with this Power of Attorney.

Unless the Business Operation Agreement collectively signed by Beijing Perfect World Digital Technology Co., Ltd., Beijing Perfect World Game Software Co., Ltd., Yufeng Chi and Xiaoxi Yang is terminated in advance for whatsoever reason, this Power of Attorney shall be valid from the signing day and remain valid till the day when Beijing Perfect World Game Software Co., Ltd. is dissolved pursuant to the laws of the People’s Republic of China.

(No text below)

(Signature page for the Power of Attorney with no text)

The Authorizer:

/s/ Yufeng Chi

/s/ Xiaoxi Yang

The Authorized:

/s/ Beijing Perfect World Game Software Co., Ltd.

December 10, 2013